Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated February 23, 2022 relating to the financial statements of Canadian Pacific Railway Limited (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Calgary, Canada

March 20, 2023